Filed in the Office of the
Secretary of State of the
    State of Nevada
     April 16, 1999
No. C9391-99 /s/ Dean Heller
Dean Heller, Secretary of State

                       ARTICLES OF INCORPORATION
                                OF
                       TERLINGUA INDUSTRIES LTD.

I.	The name of this corporation is TERLINGUA INDUSTRIES LTD.

II. Resident Agent of this corporation for the transaction of business, until changed according to law, shall be the following:

                      Nevada Business Services
                      675 Fairview Drive #246
                      Carson City, NV 89701

II.	This corporation may engage in any lawful activity or
activities in Nevada and throughout the world.

III.	This corporation is authorized to issue two classes of
shares, to be designated respectively common shares and preferred shares. The total authorized common shares of stock for this corporation is Twenty-Five Million (25,000,000) shares, each share having $0.001 par value. The total authorized preferred shares of stock for this corporation is Ten Million (10,000,000) shares, each share having $0.01 par value. No stock of this corporation shall be subject to assessment and no holder of any share or shares shall have preemptive rights to subscribe to any or all issues of shares or other securities of this corporation.

IV.	III.  The directors, officers and stockholders of this
corporation are indemnified from any personal liability for damages including costs of developing records, investigator fees and attorney fees, if any, for breach of fiduciary duty or civil suit as a director or officer, but does not eliminate or limit the liability for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or
(b) the payment of dividends in violation of NRS 78.300.

V.	The members of the governing board of this corporation shall be styled directors, and they shall be one in number until changed either by (1) an amendment to the Articles of Incorporation of this corporation, or (2) the adoption of By-Laws, and from time to time amendments thereto increasing or decreasing the number of directors, but in no case shall the number of directors be smaller than one or the number of stockholders, whichever shall be the least. The name and address of the person who is appointed to act as the first director of this corporation is as follows:


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                       Sharon E. Constable
                       2048 Meadowood Park
                       Burnaby, BC V5A 4G1
                       Canada

VI.	This corporation is to have perpetual existence.

VII.	The name and address of the first incorporator of this
corporation is as follows:

                       Mary Ann Dickens
                       675 Fairview Drive #246
                       Carson City, NV. 89701

     The powers of the incorporator are to terminate upon filing of these Articles of Incorporation.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation of Terlingua Industries
Ltd. on this 16th day of April, 1999.

                     /s/ Mary Ann Dickens, Incorporator
State of Nevada  )
                 ) ss:
County of Washoe )

On this 16th day of April 1999, before me, James W. Hume, a Notary Public in and for said county and state, personally appeared Mary
Ann Dickens, known to me to be the person whose name is subscribed to the foregoing instrument, and who duly acknowledged to me that she executed the same for the purposes therein mentioned.

IN WITNESS WHERE, I have hereunto set my hand and affixed my official seal in the county and state, the day and year in this certificate first above written.

                        /s/ James W. Hume, Notary Public
                        My commission expires January 6, 2001

  Certificate of Acceptance and Appointment by Resident Agent
  -----------------------------------------------------------
In the matter of Terlingua Industries Ltd., I, Nevada Business Services, with address at Suite 246, 675 Fairview Drive, Carson City, Nevada, hereby accepts the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

Furthermore, that the principal office in this state is located at Suite 246, 675 Fairview Drive, Carson City, Nevada,

In witness whereof, I have hereunto set my hand this 16th day of
April, 1999.
                        NEVADA BUSINESS SERVICES
                        /s/ Mary Ann Dickens, Resident Agent

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